U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549


                            FORM 8-K/A


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): March 1, 2001


              AMERICAN INTERNATIONAL VENTURES, INC.
         (Name of Small Business Issuer in its charter)


Delaware                000-30368              22-3489463

(State of           Commission File No.        (I.R.S. Employer
Incorporation)                                 I.D. Number)

260 Garibaldi Avenue, Lodi, New Jersey 07644
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number (973) 335-4400


Item 1. CHANGES IN CONTROL OF REGISTRANT.

     Pursuant to a Share Exchange Agreement ("Share Exchange Agreement") dated February 20, 2001 by and between American International Ventures, Inc. ("Company") and TLM Industries, Inc. ("TLM") and the shareholders of TLM ("TLM Shareholders"), the Company acquired all of the issued and outstanding shares of capital stock of TLM in exchange for 3,225,000 shares of common stock, $.00001 par value, of the Company. The Share Exchange Agreement became effective March 1, 2001 ("Effective Date").

     The Share Exchange Agreement was adopted by the unanimous consent of the Board of Directors of the Company on March 1, 2001. The Share Exchange Agreement was adopted by the unanimous consent of the Board of Directors of TLM and by all of the TLM Shareholders on February 20, 2001.

     On  March  14,  2001,   TLM  merged  with  its  wholly  owned   subsidiary,
GetToner.com, Inc. ("GetToner"), pursuant to which GetToner was the surviving entity.

     Immediately prior to the Effective Date, the Company had 10,570,544 shares of common stock issued and outstanding. On the Effective Date, the Company issued 3,225,000 shares of common stock in exchange for all of the issued and outstanding shares of capital stock of TLM. Immediately following the Effective Date, the Company had 13,795,544 shares of common stock issued and outstanding.

     The existing officers and directors of the Company will continue to serve in their respective capacities, and Dominic Taglialatella, chairman of TLM, became an executive vice president and a director of the Company (see "Officers and Directors" below). In connection with the share exchange, Dominic Taglialatella and Anthony Lauro, chairman and president of TLM, respectively, entered into employment agreements with TLM and the Company. Pursuant to the employment agreements, Messrs. Taglialatella and Lauro received annual salaries of $78,000 and $75,000, respectively, and each will participate in a monthly bonus program that equals two percent (2%) of the gross sales of TLM for each month gross sales exceed $50,000, however, not to exceed $500,000. No change was made to the Company's by-laws and certificate of incorporation, as amended, as a result of the share exchange.

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

     A copy of Share Exchange Agreement and copies of the referenced employment agreements were included as exhibits to the Company's Form 8-K filed with the Securities and Exchange Commission on March 19, 2001 and such exhibits modify the foregoing description.

(b) The following table contains information regarding the shareholders of Company, its current directors and executive officers, and those persons or entities who beneficially own more than 5% of its common stock as of a date immediately after the Effective Date:

                 Name, Title and                    Amount and
                 Address of                         Nature of
                 Beneficial                         Beneficial         Percent
Title of Class   Owner                              Owner            of Class(1)

Common           Dr. Emanuel Ploumis(2)             2,000,000          14.50%
                 Chairman and Chief
                 Executive Officer

Common           Jack Wagenti(2)                    2,000,000          14.50%
                 President and Director

Common           Charles A. Fitzpatrick, Esq.(2)       50,000           0.36%
                 Director

Common           Thomas F. August(2)                   50,000           0.36%
                 Director

Common           Brian Russell(2)                      50,000           0.36%
                 Director

Common           Dale Truesdell(2)                     25,000           0.18%
                 Director

Common           Jonathan E. Downs(2)               1,400,000          10.15%
                 Secretary and Treasurer

Common           Dominic Taglialatella(2)           1,342,500          09.73%
                 Executive Vice President and
                 Director

Common           Anthony Lauro(2)(3)                1,342,500          09.73%

Common           Officers and                       6,907,500          50.07%
                 Directors of the Company
                 as a group (8 persons)

     (1) Based upon 13,795,544 shares of common stock of the Company issued and outstanding immediately after the share exchange.

     (2) The address for each is 260 Garibaldi Avenue, Lodi, New Jersey 07644, the address of the Company.

     (3) Mr. Lauro is president of GetToner, a wholly owned subsidiary of the Company.

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

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     (a) The consideration exchanged pursuant to the Stock Exchange Agreement was negotiated in an arms length transaction between the parties. In evaluating TLM as a candidate for the merger, the Company considered the business of TLM and the overall business market for the products sold by TLM. Both parties determined the considerations reasonable.

     (b). The plan of operations of TLM provides for the further expansion of the marketing and sale of its imaging products (see "Business" below).

FORWARD LOOKING STATEMENTS.

     Certain of the statements contained in this Form 8-K/A includes "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). All statements other than statements of historical facts included in this Form 8-K/A regarding the Company's (including its wholly owned subsidiary) financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, and other matters, are forward looking statements. These forward looking statements are based upon management's expectations of future events. Although the Company believes the expectations reflected in such forward looking statements are reasonable, there can be no assurances that such expectations will prove to be correct. Additional statements concerning important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the Risk Factor section below and elsewhere in this Form 8-K/A. All written and oral forward looking statements attributable to the Company or persons acting on behalf of the Company subsequent to the date of this Form 8-K/A are expressly qualified in their entirety by the Cautionary Statements.

BUSINESS

Introduction.

     GetToner.com, Inc. ("GetToner") was organized under the laws of the State of New Jersey on May 24, 2000. TLM Industries, Inc. ("TLM") was organized under the laws of the State of New Jersey on June 6, 2000. On June 2, 2000, GetToner acquired TLM Industries, LLC., a predecessor company that was formed under the laws of the State of New Jersey on September 5, 1997. On June 6, 2000, TLM acquired all of the issued and outstanding shares of GetToner. Following the acquisition of TLM by the Company, on March 14, 2001, TLM merged with GetToner, pursuant to which GetToner became the surviving entity.

     GetToner's offices are located at 30 Hillside Avenue, Springfield, New Jersey 07081, its telephone number is (800) 933-8211, and its web site is www.gettoner.com.

     Unless the context indicates otherwise, any reference to GetToner includes its former parent and its predecessor limited liability company.

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

     GetToner sells office supply products, principally disposable imaging products such as laser toner, inkjet, and fax ribbon cartridges for computer printers, fax machines and copiers. GetToner's products generally are sold at discounted prices to major office supply retailers. GetToner targets home-officer users, small to medium sized businesses, and large associations or user groups. GetToner sells its products through e-commerce at its gettoner.com web-site, through direct sales to wholesale office suppliers, and through specially designed marketing programs for large user groups such as school systems and charitable organizations.

     During 1997, GetToner, through its predecessor (TLM), commenced operations as a wholesale distributor of office supply products, principally impact ribbons. During 1998, it repositioned its business to focus on the sale of compatible and remanufactured toner cartridges. For fiscal year ended December 31, 1999 (audited), TLM generated revenues of $342,540, resulting in a profit for the period of $35,719. For fiscal year December 31, 2000 (audited), TLM generated revenues of $388,411, resulting in a loss for the period of $216,447. As of December 31, 2000, TLM had a working capital deficiency of $258,636. The Company's auditor in his audited statements for the period ended December 31, 2000 has expressed doubt over the ability of GetToner to continue as "going concern". The business of GetToner will require an immediate infusion of capital in order to sustain its operations. The Company intends to raise funds for purposes of sustaining GetToner's business, for which no assurances can be given (see "Risk Factors").

Business of GetToner.

Nature of Business.

     GetToner participates in certain segments of the office supply industry. The office supply industry is large and diversified, and in addition to office supply products, includes equipment, business machines, computer hardware and software, and a growing array of business services. In recent years, major retailers such as Staples, Office Depot, and Office Max have replaced the small, independent office supply store as the traditional supply channel for small and medium sized businesses. GetToner's targeted markets are home and home office computer users, small and medium sized business, and user groups or associations that have broad memberships or affiliations. GetToner core business is the wholesale and retail sale of new (from the original equipment manufacturer or "OEM"), remanufactured, and compatible inkjet and laser toner cartridges for printers, fax machines and copiers. Manufacturers of these products include Apple, Brother, Canon, Epson, Hewlett-Packard, IBM/Lexmark, and Xerox, among other brands. Compatible cartridges are new inkjet cartridges manufactured to similar, albeit not identical, specifications of the OEM model and are priced approximately 60-70% less than the OEM model sold by the major retailers. Remanufactured cartridges are recycled inkjet and laser cartridges that have been cleaned, filled, and tested to work as an original and are priced approximately 40-50% less than similar models sold by the major retailers. New OEM cartridges are produced by the original equipment manufacturer. New OEM inkjet cartridges are priced competitive with similar models sold by major retailers, while new OEM laser cartridges are priced approximately 10-15% less than, the similar model sold by the major retailers. To date, a significant portion of GetToner's revenues (approximately 60%) has been the result of sales of compatible inkjet and remanufactured laser toner cartridges. GetToner's business strategy is to market and promote its compatible and remanufactured products as an attractive alternative to the OEM and remanufactured products sold by the major retailers. GetToner believes its discount pricing, its free delivery, its incentive based purchasing programs, and the ecological considerations of recycled or re-manufactured products provide strong purchasing incentives for consumers. Although the market for GetToner's current products are limited by comparison to the entire industry, nonetheless management believes this market is significant (see "Industry" below).

     GetToner retails other office supply products such as fax ribbon cartridges, photo-grade inkjet paper and transparencies, address labels, and CD ROMs and diskettes. GetToner also wholesales cash register and credit card rolls and impact ribbons to retailers. Additional products may be added to GetToner's product line in the future as determined by management. Factors influencing the addition of products include the ability to establish direct relationships with vendors, product margins, and shipping costs, among other considerations.

     GetToner's retail customers nationwide can place orders by telephone or through GetToner's website. Orders received by GetToner are generally packaged and shipped the same day and are subject to a standard $3.00 handling fee. Standard shipping is free of charge and generally orders are received within one to three business days. Overnight delivery is available for a fee. Retail orders are billed to a customer's credit card, while wholesale orders are billed 30 days net.

     GetToner provides a low price guarantee policy. Under this policy, GetToner will match any competitor's lowest price and give the customer a 10% refund. This program assures customers of always receiving the lowest price from GetToner even during periodic sales promotions by competitors. GetToner warrants that its products will be free from defects for a period of one year. GetToner can either replace the product or refund the money to the customer. In addition, GetToner warrants that under normal use, its products will not cause abnormal wear or deterioration to any printer, copier or fax machine. Under this warranty, GetToner can either fix or replace the unit, or directly pay the customer for such repairs. GetToner offers free shipping in the continental US on all items with no minimum amount.

Product Pricing.

     GetToner has limited it product line to items that can be sold at a discount to the OEM products sold by major retailers such as Staples, Office Max, and Office Depot. GetToner generally sells its remanufactured and compatible cartridges at discounts ranging from 40% to 70% of OEM prices charged by these retailers. New OEM inkjet cartridges generally are competitive with retail pricing, while new OEM laser cartridges and other imaging products generally are 10-15% less than the major retailers. Pricing on compatible fax ribbons, inkjet paper and transparencies, address labels, and CD ROMs and diskettes generally is 50% less than OEM prices charged by major retailers. GetToner's average retail order ranges from $60 to $100.

Distributors and Distribution.

     GetToner has established relationships with national distributors and re-manufacturers and international manufacturers for its imaging and other products. Distributors maintain their own inventory and drop ship directly to GetToner's customers irrespective of the size of the order.

     To date, GetToner has maintained limited inventory. Its inventory consists of smaller-sized products, such as inkjet cartridges, that are inexpensive and can be shipped without special packaging requirements. Management believes this strategy reduces capital requirements for inventory purchases and limits associated overhead. Subject to available capital, GetToner plans increase its inventory of inkjet cartridges and expand its inventory to other inexpensive, shipping-friendly products, so as to maximize purchase discounts. GetToner believes that its existing facility will provide sufficient warehouse space to house projected increased inventory. In the future, GetToner also may purchase directly from foreign vendors to improve its operating margins.

Sales and Marketing.

     GetToner sells its products through a variety of sales channels. These channels include sales through the internet, including through its www.gettoner.com web-site, sales through its specially designed donor-affiliate and school system marketing programs, and sales to wholesale office suppliers. In addition, GetToner maintains a website www.GetOfficeNeeds.com, that contains a 25,000 item catalogue of office supply products. At this time, GetToner is presently evaluating whether it will actively promote the catalogue website.

     GetToner strives to achieve a high ranking in popular search engines in an effort to drive Internet sales. It also advertises in a national "thrifty" newspaper published weekly that promotes its Internet site. It may expand its advertising program to include, radio promotions, advertisements in the student newspapers of approximately 25 major universities in the United States, and selective B2B email campaign. Its current and future advertising program is designed to direct prospective customers to GetToner's Internet site or to its toll free number for ordering purposes.

     GetToner's donor-affiliate program is designed to attract the purchasing power of non-profit organizations with large memberships, generally in excess of
500. GetToner provides cash rebate incentives to these organizations on member purchases. The cash rebate ranges from 2-10% of the purchase price on all items purchased from GetToner. GetToner assists each organization in the preparation and distribution of promotion materials designed to encourage its members to purchase their imaging needs from GetToner. Depending on the organization, GetToner may link its website to the home page of the organization to facilitate purchases. GetToner initiated its donor program in January 2000, and presently has 40 organizations with in excess of 40,000 member participants in its donor program, which includes the Muscular Dystrophy Association, North Jersey chapter of the Cystic Fibrosis Foundation, National Association of Independent Appraisers, United Way of Ulster County, New York, and Community Research Initiative on AIDS. Each of the 40 organizations are in various phases of implementing GetToner's program, however, as of this date, product sales through such organizations have been limited. GetToner's school system program consists of product marketing to municipalities for their elementary and high school systems. The initial concentration will be select municipalities located initially in New Jersey, New York and Pennsylvania. In order to effectively promote its donor-affiliate and school system programs, the GetToner will be required to hire an additional marketing person, which will subject to available capital.

Industry.

     In the past few years, high-volume office products retailers employing various formats have emerged in several geographic markets of the United States targeting the smaller businesses that traditionally purchased from dealers by offering significantly lower prices. These price advantages result primarily from direct, high-volume purchasing from manufacturers and warehouse retailing, thereby avoiding the distributor's mark-up and eliminating the need for a commissioned sales force and a central distribution facility. High-volume office products retailers typically offer substantial price savings to individuals and small- and medium-sized businesses, which traditionally have had limited opportunities to buy at significant discounts off the retail list prices. Larger customers have been, and continue to be, serviced primarily by full service contract stationers. These stationers traditionally serve larger businesses through commissioned sales forces, purchase in large quantities primarily from manufacturers and offer competitive pricing and customized services to their customers.

     Although GetToner does not participate in the entire office supply market, its does participate in a segment of the market, namely the imaging market, which independently is significant. Industry data reports that retail sales in 1999 of laser toner, inkjet and fax ribbon cartridges totaled approximately $10 billion, $9 billion, and $1.3 billion, respectively. The same industry data projects $14 billion, $14 billion, and $1.8 billion in retail sales, for each respective category in year 2004. It also has been reported that only 10% of the inkjet cartridges used today are non-OEM products (Recharger May 1998). Consequently, management believes that a significant market exists for GetToner's products.

Competition.

     GetToner operates in a highly competitive environment. Its markets are presently served primarily by traditional, independent office products suppliers, by superstores such as Staples, Office Max, and Office Depot, and by other e-tailers of office supply products. Substantially all of these companies have greater resources including financial, marketing and purchasing, than GetToner. GetToner attempts to compete in these markets by offering compatible or remanufactured products at a deep price discount to similar OEM products offered by these superstores. GetToner may face increased competition in the future from these larger retailers to the extent that they, reduce their prices on OEM products, or begin to carry similar compatible and re-manufactured products at competitive prices. In addition, GetToner faces competition from other e-tailers with a business model or strategy similar to that of GetToner. No assurance can be given that increased competition will not have an adverse effect on GetToner.

Facilities.

     GetToner's headquarters are located in a 5,000 square foot facility located in Springfield, New Jersey. Of the total facility, 1,500 square feet is used for its administrative offices, 1,500 square feet is used for inventory and order fulfillment, and 2,000 square feet is subleased to a third party. GetToner leases the facility on a month-to-month basis at monthly rental of $4,500. The sublease also is on a month-to-month basis and GetToner receives a monthly rental of $2,000.

Employees.

     As of this date, GetToner has four full time employees, including its two principal officers, and one part time employee.

MARKET FOR COMPANY'S SECURITIES

     The Company's common stock has traded on the NASDAQ OTC Bulletin Board since February 2000 and currently trades under the symbol "AIVN". Prior to such time, the Company's common stock traded on the National Quotation Bureau's ("NQB") "pink sheets".

     The table below sets forth the high and low bid prices of the Common stock of the Company as reported by NASDAQ and/or NQB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions. There is an absence of an established trading market for the Company's common stock, as the market is limited, sporadic and highly volatile. The absence of an active market may have an effect upon the high and low priced as reported.

1999                                  Low Bid    High Bid
1st Quarter                            $0.03      $0.11
2nd Quarter                             0.062      0.187
3rd Quarter                             0.11       0.15
4th Quarter                             0.10       0.20

2000                                  Low Bid    High Bid
1st Quarter                            $0.10      $0.50
2nd Quarter                             0.07       0.50
3rd Quarter                             0.13       0.187
4th Quarter                             0.10       0.187

     As of March 1, 2001, there are 291 shareholders of record of the Company's common stock. Although there are no restrictions on the Company's ability to declare or pay dividends, the Company has not declared or paid any dividends since its inception' and does not anticipate paying dividends in the future.

OFFICERS AND DIRECTORS
                                    Position
                                    With                    Year First became
Name                      Age       Company                 Director or Officer
--------------------------------------------------------------------------------
Dr. Emanuel Ploumis       73        Chief Executive Officer         1996
                                    And Chairman

Jack Wagenti              63        President/Director              1996

Charles A. Fitzpatrick    52        Director                        1998

Thomas F. August          47        Director                        1998

Brian Russell             71        Director                        1998

Jonathan E. Downs         24        Secretary/Treasurer             1998

Dale Truesdell            57        Director                        1998

Dominic Taglialatella     59        Executive Vice President/       2001
                                    Director

     Each director serves until the next annual meeting of Shareholders and until his respective successor is duly elected and qualifies; Executive officers are elected by the Board to serve at the discretion of the directors.

Dr. Emanuel Ploumis, D.D.S., Chief Executive Officer/Chairman.

     Dr. Ploumis has been the Chairman and Chief Executive Officer of the Company from 1996 to the present. Dr. Ploumis received his D.D.S. from Temple University in 1961, and from such date until January 20, 2000 when he retired, Dr. Ploumis was engaged in the practice of dentistry.

Mr. Jack Wagenti, President/Director.

     Mr. Wagenti has been President and Director of the Company from 1996 to the present. From 1988 to 1996, Mr. Wagenti owned and operated a real estate brokerage business located in Lodi, New Jersey.

Mr. Charles A. Fitzpatrick, Esq., Director.

     Mr. Fitzpatrick has been a Director of the Company since 1998. From 1976 to the present, Mr. Fitzpatrick has been an attorney engaged in private practice, specializing in medical malpractice law. Mr. Fitzpatrick is a member of the Philadelphia and Pennsylvania Bar Associations, Defense Research Institute and American Academy of Hospital Attorneys, and is admitted to the United States Court of Appeals for the Third Circuit and Supreme Court of the United States. He received a B.A. from St. Joseph's University and a J.D. from the University of Pennsylvania.

Mr. Thomas F. August, M.S., RPH., Director.

     Mr. August has been a Director of the Company since 1998. from January 2001 to the present, Mr. August has been a registered pharmacist. From 1998 to December 2000, Mr. August had been the manager of laboratory services of United Chemical Technologies, Inc. From 1992 to 1998, he was team leader at Sterling Winthrop Pharmaceuticals. Mr. August received a Master Degree in Pharmacy and Chemistry from Philadelphia College of Pharmacy and Science.

Mr. Dale B. Truesdell, B.S., M.S., Director.

     Mr. Truesdell has been a Director of the Company since 1998. From 1996 to the present he has been employed by a residential and commercial construction firm. Mr. Truesdell received a B.A. and a M.S. in geology from the University of Massachusetts in 1970 and 1974, respectively.

Mr. Brian G. Russell, Director.

     Mr. Russell has been a Director of the Company since 1998. Mr. Russel has acted as a mining consultant for a number of North American mining companies. He worked for nineteen years with the Council for Mineral Technology (MINTEK) in South Africa doing analytical research, established an x-ray fluorescence section and directed the Development Metallurgical Process Technology. While at MINTEK he presented and published many scientific papers and supervised several masters and doctorate degrees. In 1974, he was appointed Director of the South African Minerals Bureau and represented South Africa on the International Standards Organization Committee for the standardization of Ferro alloys and received an award for meritorious service from the American Institute for Mining, Metallurgical and Petroleum Engineers.

Mr. Jonathan Exter Downs, Secretary/Treasurer.

     Mr. Downs has been Secretary and Treasurer of the Company since 1998. From 1999 to the present, he has been employed at Muscular Dystrophy Association as Support Staff. Mr. Downs received a B.A. degree from Curry College, Milton, Massachusetts in 1998.

Mr. Dominic Taglialatella, Executive Vice President/Director.

     Mr. Taglialatella became an Executive Vice President and a Director of the Company in March 2001. Mr. Taglialatella has been Chief Executive Officer and Chairman of the GetToner and its predecessors since May 1998. From December 1996 to February 1998, Mr. Taglialatella was a president and principal owner of TR Ribbon Manufacturing ("TR Manufacturing"). From 1991 to 1997, he acted as an advisor to a large office supply company. From 1984 to 1996, he owned and operated an art gallery in New York City, New York. In 1998, both Mr. Taglialatella and TR Manufacturing filed for protection under the federal bankruptcy laws. Mr. Taglialatella received a B.S. degree from Seton Hall University in 1963.

EXECUTIVE COMPENSATION

     For fiscal years ended prior to May 31, 2000, no compensation has been awarded to, earned by, or paid to the Company's officers and directors. In February 2001, the Company and the its chairman and president each have agreed to certain compensation arrangements for the one year period ending May 31, 2001. In consideration for acting as chairman of the Company for such period, Dr. Ploumis received 300,000 shares of common stock of the Company, and in consideration for acting as president of the Company for such period, Mr. Wagenti received 300,000 shares of common stock of the Company.

RISK FACTORS.

     The following risks factors relate to the Company, GetToner and the business of GetToner. Unless the context indicates otherwise, the Company shall mean its wholly owned subsidiary, GetToner.com, Inc.

CURRENT  OPERATIONS AND CURRENT  FINANCIAL  CONDITION.

     For 12-month period ended December 31, 2000 (audited), GetToner's predecessor (TLM) recorded $388,411 in revenues, and a loss from operations of $216,447, and as of that date had a working capital deficiency of $258,636 (see "Financial Statements" included herein). The financial statements contain note disclosures describing the circumstances that lead to doubt over the ability of the Company to continue as a going concern. In his report on the financial statements for the year ended December 31, 2000, the Company's independent auditor included an explanatory paragraph regarding its ability to continue as going concern. The Company will be required to raise additional funds immediately to sustain the operations of GetToner, for which no assurances can be given. If the Company is unable to raise funds immediately for the operations of GetToner, the business of GetToner may fail which will have a material adverse impact on the Company and the price of the Company's stock.

NEED FOR ADDITIONAL  CAPITAL/SIGNIFICANT  DILUTION.

     The business of GetToner presently in not profitable. The Company has an immediate need for additional capital in order to sustain the operations of GetToner for the near term. In addition, the Company will require additional capital in the future to sustain GetToner's operations until it achieves profitable operations. No assurances can be given that the Company will be successful in raising the capital necessary for both near term and future operations. The inability to raise such capital may have a material adverse impact upon the Company. In addition, if the Company is successful in raising additional funds, it is likely that any such additional capital will be in the form of the sale and issuance of the additional Company' common stock. The sale and issuance of common stock may substantially increase the number of shares of common stock outstanding and cause significant dilution to shareholders.

IMMEDIATE AND FUTURE MARKETING  STRATEGY.

     The success of GetToner, in addition to other factors, will be dependent upon a successful product marketing strategy. The Company presently is seeking to raise capital to be used to develop and expand the business of GetToner. A portion of the capital will be used for advertising and marketing purposes, which includes print and internet media advertising (See "Business of GetToner-Sales and Marketing"). Although GetToner believes its marketing strategy will result in increased sales, this strategy is relatively untested, and, no assurances can be given that this marketing strategy will prove successful. Moreover, in addition to its immediate marketing strategy, the Company will be required to dedicate significant resources for future marketing efforts of GetToner. If the Company is unsuccessful in these marketing efforts, it will have a material adverse impact upon the Company.

SALE OF COMPATIBLE  AND  REMANUFACTURED  PRODUCTS.

     GetToner's core business is and will continue to be the sale of compatible and remanufactured inkjet and laser toner cartridges. These cartridges are an alternative to original equipment manufactured (OEM) products. The business of selling non-OEM products is subject to certain risks. OEMs have attempted to protect their businesses by continually altering their products and/or improving the quality and sophistication of its products, and by taking an aggressive position in the defense of their patents, copyrights, and trademarks. In the event OEMs are able to successfully protect their businesses in the future through one or more business strategies so as to limit or reduce the use of non-OEM products, such event or events will have a material adverse impact upon the business of the Company.

COMPETITION.

     GetToner faces competition from, major retailers such as Staples, Office Max and Office Depot, from other independent office supply stores, and from other e-tailers of office supplies. Many of these companies have greater resources, including financial, marketing and purchasing, than GetToner. These major retailers sell products through their retail outlets and through their websites. It is conceivable that one or more of these major retailers could engage in a loss leader or deep discounted policy for products similar to GetToner's core products. In addition, GetToner also may face increased competition from the growth of other e-tailers that have a business model identical or similar to that of GetToner. Finally, it is likely that if GetToner business develops, for which no assurances can be given, it will face increased competition from both existing and new sources. The occurrence of one or more of the competitive events could have an adverse impact upon GetToner and its business.

RELIANCE  UPON  DISTRIBUTORS/VENDORS.

     GetToner presently purchases and will purchase in the future products from a number of distributors or vendors. In the event its relationship with one or more distributors or vendors is terminated for any reason, such event may have a material adverse impact upon the business of GetToner.

LACK OF PROPRIETARY  PROTECTION.

     Although management has developed GetToner's business, which includes certain marketing and pricing strategies, the business model itself is not subject to any proprietary protection by law or otherwise. Consequently, it is conceivable that GetToner's business model could be replicated or otherwise developed by third parties. The occurrence of such event would result in a loss of the competitive advantages of GetToner and could cause a material adverse impact upon GetToner and its business. In addition, due to the non-proprietary nature of its business, the valuation of the Company's business in both the private and public markets could be lessened.

MANAGEMENT  AND DEPENDENCE ON MANAGEMENT.

     The ability of the Company to conduct its business affairs in a successful fashion will be subject to the capabilities and business acumen of current management. Accordingly, no person should purchase the Company's common stock unless such person is willing to entrust all aspects of the business affairs of the Company to its current management.

CONTROL EXERCISED BY PRINCIPAL  SHAREHOLDER.

     The Company's officers and directors own approximately 50% of outstanding voting shares of the Company, which exceeds a majority interest in the Company. Consequently, such parties will continue to exercise significant control of the Company.

PENNY STOCK REGULATION.

     The Company's common stock may be deemed a "penny stock" under federal securities laws. The Securities and Exchange Commission has adopted regulations that define a "penny stock" generally to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on any broker/dealer who sell such securities to other than established investors and accredited investors. For transactions covered by this rule, the broker/dealer must make certain suitability determinations and must receive the purchaser's written consent prior to purchase. Additionally, any transaction may require the delivery prior to sale of a disclosure schedule prescribed by the Commission.
Disclosure also is required to be made of commissions payable to the broker/dealer and the registered representative, as well as current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account of the customers and information on the limited market in penny stocks. These requirements generally are considered restrictive to the purchase of such stocks, and may limit the market liquidity for such securities.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS.

         Not applicable

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following are (i) the financial statements of the Company for the periods indicated therein, and (ii) the proforma financial statements of the Company for the periods indicated therein to reflect the acquisition of TLM Industries, Inc.

ITEM 7 (i)










                              TLM INDUSTRIES, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

                              TLM INDUSTRIES, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000








                                Table of Contents



                                                                           Page


Independent Auditor's Report                                                 1

Consolidated Balance Sheet                                                   2

Consolidated Statements of Operations                                        3

Consolidated Statements of Changes in Stockholder's Deficit                  4

Consolidated Statements of Cash Flows                                        5

Notes to Consolidated Financial Statements                                   6

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders of
TLM Industries, Inc.

     I have audited the accompanying consolidated balance sheet of TLM Industries, Inc. and its wholly owned subsidiary ("the Company") as of December 31, 2000, and the related consolidated statements of operation, changes in stockholders' deficit, and cash flows for the years ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, based on my audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TLM Industries, Inc. and its wholly owned subsidiary as of December 31, 2000 and the results of their operations and their cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, at December 31, 2000, the Company had a working capital deficiency of $258,636 as well as an accumulated deficit of $327,377. These factors among other things, also discussed in Note 1 to the consolidated financial statements, raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue in operation.


ROBERT G. JEFFREY, CPA


Wayne, New Jersey
May 7, 2001

                              TLM INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2000

                                     ASSETS

Current Assets
         Cash                                        $       2,300
         Accounts receivable                                24,152
         Inventory                                           7,981
                                                     --------------
                  Total current assets                              $    34,433

Fixed Assets
         Office furniture and equipment                     10,022
         Less, accumulated depreciation                      1,432
                                                     --------------
                  Net fixed assets                                        8,590

Other Assets
         Stockholder advances                                8,100
         Deferred financing cost                             9,250
         Security deposits                                   5,544
                                                     --------------
                  Total other assets                                     22,894
                                                                    ------------
             TOTAL ASSETS                                           $    65,917
                                                                    ============
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
         Accounts payable and accrued liabilities    $    127,311
         Payroll and sales taxes payable                   23,053
         Notes payable                                    132,905
         Security deposit payable                           1,800
         Stockholder advance                                8,000
                                                     -------------
                  Total current liabilities                         $   293,069

Notes Payable                                                            98,225
                                                                    ------------
                  TOTAL LIABILITIES                                     391,294

Stockholders' Deficit
         Common stock - authorized, 10,000,000
             shares without par value; 2,010,000
             issued and outstanding                         2,000
         Preferred stock - authorized, 1,000,000
             shares without par value; 200,000
             issued and outstanding                         1,000
         Subscriptions receivable                          (1,000)
         Retained deficit                                (327,377)
                                                      ------------
                  Total stockholders' deficit                          (325,377)
                                                                    ------------
             TOTAL LIABILITIES AND
                 STOCKHOLDER'S DEFICIT                              $    65,917
                                                                    ============

   The accompanying notes are an integral part of these financial statements.

                       TLM INDUSTRIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For The Years Ended December 31, 2000 and 1999




                                                2000           1999
                                             ----------      ----------

Net Sales                                    $ 388,411       $ 342,540
Cost of Goods Sold                             288,384         223,804
                                             ----------      ----------
         Gross Profit                          100,027         118,736

Selling and Administrative Expenses            316,474          83,017
                                             ----------      ----------
         Operating (loss) profit              (216,447)         35,719

Other Income and Expense
         Rental income                           7,650               -
         Interest expense                      (12,329)         (4,309)
                                             ----------      ----------
         Net income (loss)                   $(221,126)       $ 31,410
                                             ==========      ==========
Earnings (Loss) Per Share:
         Basic and diluted                       $(.19)           $.03
                                             ==========      ==========



















   The accompanying notes are an integral part of these financial statements.

                              TLM INDUSTRIES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT
                 For The Years Ended December 31, 2000 and 1999



                                           Common Stock             Preferred Stock
                                      ----------------------    ---------------------
                                                                                          Subscriptions   Retained
                                      Shares          Amount     Shares         Amount     Receivable      Deficit          Total
                                      ---------    ----------   --------      ---------   -------------   ----------     -----------
Balance, January 1, 1999                  -        $       -          -       $      -    $          -    $ (42,811)     $  (42,811)

Net income for the year                                                                                      31,410          31,410

Distributions                                                                                               (74,440)        (74,440)
                                      ---------    ----------   --------      ---------   -------------   ----------     -----------
Balance, December 31, 1999                   -             -          -              -               -      (85,841)        (85,841)

Subscriptions to
         common stock                    1,000         1,000                                    (1,000)                           -

Stock issued in exchange
         for stock of Get-
         Toner.com, Inc.             1,679,000             -

Stock issued for services              330,000         1,000    200,000          1,000                                        2,000

Net loss for the year                                                                                      (221,126)       (221,126)

Distributions                                                                                               (20,410)        (20,410)
                                     ----------    ----------   --------      ---------   -------------   ----------     -----------
Balance, December 31, 2000           2,010,000        $2,000    200,000       $  1,000    $     (1,000)   $(327,377)     $ (325,377)
                                     ==========    ==========   ========      =========   =============   ==========     ===========

   The accompanying notes are an integral part of these financial statements.

                              TLM INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2000 and 1999


                                                                      2000              1999
                                                                   ----------       ----------
Cash Flows From Operations:
    Net profit (loss)                                              $(221,126)       $  31,410
    Adjustments to reconcile net profit (loss) to
        net cash consumed in operating activities:
         Depreciation and amortization                                 2,182                -
         Value of capital stock issued for services                    2,000
         Changes in current assets and liabilities:
             Increase in accounts payable                             44,669           27,405
             Increase in taxes and other accrued liabilities          22,552            1,036
             Increase in liability for stockholder advance             8,000                -
             Decrease (increase) in accounts receivable                6,337           (2,642)
             Decrease (increase) in inventory                          5,319             (500)
             Increase in liability for security deposit                1,800                -
             Increase in security deposits                            (3,710)               -
                                                                   ----------       ----------
Net cash (consumed) provided by operating
                      activities                                    (131,977)          56,709

Cash Flows From Investing Activities:
    Purchase of equipment                                            (10,022)               -
                                                                   ----------       ----------
                  Net cash consumed by investing activities          (10,022)               -

Cash Flows From Financing Activities:
    Proceeds of borrowing                                            240,465           29,810
    Repayments of debt                                               (68,228)         (21,274)
    Shareholder distributions                                        (20,410)         (74,440)
    Increase (decrease) in stockholder advances                       (8,100)           4,265
                                                                   ----------       ----------
                  Net cash provided (consumed) by
                      financing activities                           143,727          (61,639)
                                                                   ----------       ----------
                  Net increase (decrease) in cash                      1,728           (4,930)

                  Cash balance, beginning of period                      572            5,502
                                                                   ----------       ----------
                  Cash balance, end of period                      $   2,300        $     572
                                                                   ==========       ==========





   The accompanying notes are an integral part of these financial statements.

                       TLM INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

Note 1.           ORGANIZATION & BUSINESS

Organization

     The Company was incorporated in New Jersey on June 5, 2000. On June 6, 2000, it acquired all the capital stock of its subsidiary, GetToner.com, Inc. (GetToner). GetToner was formed May 24, 2000 as a successor to a limited liability company which since 1997 had been conducting business as a seller of imaging products for computer printers, fax machines, and copiers. The Company has had no other business transactions except for it's ownership of the stock of GetToner.

     On March 1, 2001, all of the outstanding stock of the Company was acquired by American International Ventures, Inc., a reporting company under Federal securities law, and on March 14, 2001 the Company merged with GetToner, with GetToner emerging as the surviving company.

Business

     The Company markets and sells office supplies, principally imaging products such as laser toner, inkjet, and fax ribbon cartridges for computer printers, fax machines, and copiers. These products are sold at discounted prices to major office supply retailers. The Company conducts its business principally through the internet at its gettoner.com website. The Company operates from its headquarters in Springfield, New Jersey. Since the principal source of its sales is its website, it is not limited geographically.



Note 2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.       Consolidated Statements

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, GetToner. All significant intercompany balances and transactions have been eliminated in consolidation.

         For financial accounting purposes, the merger of GetToner and the predecessor limited liability company and the stock acquisition of GetToner by the Company were accounted for as poolings of interests.

b.       Cash

         For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

                       TLM INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000


Note 2 (continued)

c.       Fair Value of Financial Instruments

         The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values at December 31, 2000.

d.       Losses Per Share

         Basic and diluted net loss per common share is computed by dividing the net loss available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. The number of weighted average shares outstanding as well as the amount of net loss per share are the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

e.       Income Taxes

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

f.       Inventory

         Inventory consists principally of finished product. Inventories are stated at the lower of cost (determined on a first in-first out basis) or market.

g.       Fixed Assets

         Fixed assets are recorded at cost. Depreciation is computed by using accelerated methods, with useful lives of seven years for furniture and equipment and five years for computers and automobiles.

h.       Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                       TLM INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000


Note 2 (continued)

i.       Advertising Costs

         The Company expenses advertising costs when the advertisement occurs. Advertising costs amounted to $19,704 in 2000 and $983 in 1999.

j.       Segment Reporting

         Management treats the operation of the Company and its subsidiary as one segment.

k.       Recognition of Revenue

         Revenue is realized from product sales. Recognition occurs upon delivery.

l.       Capital Stock

         Capital stock, both common and preferred, has been issued in return for services. Values are assigned to these issuances equal to the value of services received or the market value of the common stock, whichever is most clearly evident. Values were not assigned to previous issuances as there has been no market for the Company stock and these issuances did not change the proportions of stock ownership of the existing shareholders.

Note 3.           GOING CONCERN UNCERTAINTY

     Accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company had a material working capital deficiency and an accumulated deficit at December 31, 2000. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

     Present plans of the Company, the realization of which cannot be assured, to overcome these difficulties include but are not limited to the raising of additional funds from American International Ventures, Inc., the Company parent.

                       TLM INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000



Note 4.           RELATED PARTY TRANSACTIONS

     In connection with the incorporation of the Company, the Company chairman and president each received 135,000 shares of common stock and 100,000 shares of 10% voting preferred stock in return for services.

     On February 20, 2001, employment agreements were executed with the president and chairman of the Company. Each agreement has a three-year term.

     During 1998, the wife of the chairman made an advance to the Company in the amount of $29,600. During the year 2000, the wife of the president made an advance to the Company in the amount of $8,000. These advances are evidenced by promissory notes which bear interest at rates of 12.25% and 16.6%, respectively. The balances due on these notes at December 31, 2000 were $29,489 and $4,460, respectively. In addition, the chairman advanced $8,000 to the Company during the year 2000. This advance is due on demand and does not bear interest.


Note 5.           LOSS PER SHARE

     Basic and diluted  earnings  (loss) per share is based on the net  earnings
(loss) divided by the weighted average number of common shares outstanding during the period. Although the Company was a limited liability company in 1999, the per share amount has been calculated using the average shares outstanding in the year 2000.

                                                     Year 2000
                                                     ---------
                                                       Weighted
                                            Income     Average Shares  Per Share
                                            (Loss)     Outstanding      Amount
                                            ------------------------------------
Net Loss                                    $(221,126)
Adjustment for preferred stock dividends       (1.139)
                                            ------------------------------------
Loss allocable to common shareholders-
         basic and diluted                  $(222,265)   1,144,583       $(.19)
                                            ==========  ===========    =========

                                                     Year 1999
                                                     ---------
Net Income                                  $  31,410    1,144,583       $ .03
                                            ==========  ===========    =========

                       TLM INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000


Note 6.           NOTES PAYABLE

     The Company has two lines-of-credit under which it can borrow up to $50,000 and $10,000, respectively. It also has a business flex loan arrangement with American Express under which credit card charges are summarized each month and paid in six monthly installments. In addition, the Company is obligated under two notes payable to banks, two notes payable to American International Ventures, Inc. (AIV), and a note payable to each of the wives of the Company chairman and president. The notes payable to AIV were converted to capital during March 2001 (see Note 1).

     This debt is summarized below:
                                                Due
                                             Currently   Long Term     Total
                                             ---------   ---------     ---------
      Line of credit, with interest
        at 13.49%                            $  42,775   $       -     $  42,775
      Line of credit, with interest
        at 10.5%                                 8,456           -         8,456
      Flex loan, with interest
        at 11%                                  69,497           -        69,497
      Note payable to bank, due
        March 2003, in monthly
        installments of $415, with
        interest at 10%                          4,164       5,832         9,996
      Note payable to bank, due
        May 2005, in monthly
        installments of $861, with
        interest at 10.5%                        6,840      29,617        36,457
      Note payable to AIV, due
        11/27/02, with interest
        at 12%                                       -      10,000        10,000
      Note payable to AIV, due
        12/13/02, with interest
        at 12%                                       -      20,000        20,000
      Note payable, due 5/15/03,
        with interest at 16.6%                   1,057       3,403         4,460
      Note payable, due 11/22/14,
        in monthly installments of
        $310, with interest at 12.25%              116      29,373        29,489
                                             ---------   ---------     ---------
                        Totals               $ 132,905   $  98,225     $ 231,130
                                             =========   =========     =========

                       TLM INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000



Note 6 (continued)

     Maturities of long term debt are as follows:

              Year             Amount

              2002             $43,534
              2003              11,196
              2004              10,077
              2005               4,681
              Thereafter        28,737
                               --------
                               $98,225
                               ========

Note 7.           RENTALS UNDER OPERATING LEASES

     The Company conducts its operations from facilities that are leased under a five-year noncancelable operating lease which expires in May, 2005. There is an option to renew the lease for an additional five years at an increased monthly rental. In addition, a computer system and a variety of office equipment is leased under operating leases, most of which expire in 2003.

     The following is a schedule of future minimum rental payments required under these operating leases as of December 31, 2000:


              YEAR             AMOUNT

              2001            $ 60,857
              2002              60,857
              2003              56,857
              2004              54,000
              2005              22,500
                              ---------
                              $255,071
                              =========

     Rent expense amounted to $31,255 in 2000 and $11,930 in 1999.

     Part of the headquarters facility is being subleased to an outside party on a month to month basis at a rate of $2,250 per month.

                       TLM INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000



Note 8.           INCOME TAXES

     The Company and its subsidiary have experienced a net operating loss since June 2, 2000. As a result, neither has incurred Federal income taxes. Prior to June 2, 2000, the Company operated as a limited liability company. As such, it would pay no taxes as any income or loss would be reported on the personal tax returns of its members. The available net operating loss totaled $213,513 at December 31, 2000. This loss can be carried forward and deducted in any year in which the Company has taxable income. If not used, this carryforward will expire in the year 2020.

     Under Statement of Financial Accounting Standards No. 109, the recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The Company has recorded a noncurrent deferred tax asset as follows:

                  Deferred Tax Assets        $32,027
                  Realization Allowance       32,027
                                             -------
                      Balance Recognized    $    -
                                            ========

Note 9.           PREFERRED STOCK

     The Company is authorized to issue 1,000,000 shares of preferred stock, without par value. On July 14, 2000, 200,000 of these shares were designated "10% voting preferred stock". Each of these shares entitles the holder to a 10% cumulative dividend based on a $.10 per share stated value. This issue of preferred stock also provides a voting right of ten votes for each share. The holders of this preferred stock own substantially all of the common stock of the Company presently outstanding. The characteristics of the remaining 800,000 preferred shares authorized have not been specified.

     At December 31, 2000, unpaid dividends on the outstanding preferred stock totaled $1,139. On March 14, 2001, this issue of preferred stock was cancelled coincident with a merger of the Company and its wholly owned subsidiary. (See
Note 1).

                       TLM INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000



Note 10. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

     Cash was paid for interest and income taxes during these years, as follows:

                                              2000              1999
                                            ------            ------
                  Interest                  $5,184            $3,320
                  Income taxes                  -                 -

     There were no noncash investing activities during either 2000 or 1999. The following noncash financing activities occurred:

     a. Shares of common stock totaling 1,000 shares were issued during 2000 in return for subscription receivables.

     b. Shares of common stock were issued during the year 2000 in exchange for the stock of GetToner.com, Inc.; these totaled 1,679,000 shares.

     c. Shares of common and preferred stock were issued for services during 2000; these totaled 330,000 shares of common and 200,000 shares of preferred.

Note 11. SUBSEQUENT EVENTS

     On March 1, 2001, all of the outstanding stock of the Company was acquired by American International Ventures, Inc., a reporting company under Federal securities law.

     On March 14, 2001, the Company merged with its subsidiary, GetToner, with GetToner emerging as the surviving entity. All of the capital stock of the Company was cancelled as a result of this merger.

ITEM 7. (ii)

                      AMERICAN INTERNATIONAL VENTURES, INC.
                             PROFORMA BALANCE SHEETS
                                February 28, 2001

                                            American
                                            International
ASSETS                                      Ventures, Inc.    TLM Industries    Adjustment      Combined
                                            --------------    --------------    ----------      ----------
Current Assets                              $      55,589     $       34,433    $ (30,000)      $   60,022

Fixed Assets                                       11,567             10,022                        21,589
Less accumulated depreciation                       3,649              1,432                         5,081
                                            --------------    --------------    ----------      ----------
         Net Fixed Assets                           7,918              8,590            -           16,508

Other Assets:
    Investment                                    118,830                                          118,830
    Stockholder advances                                -              9,100                         9,100
    Deferred financing cost                             -              9,250                         9,250
    Security deposits                                   -              5,544                         5,544
                                            --------------    --------------    ----------      ----------
         Total Other Assets                        118,83             23,894                       142,724
                                            --------------    --------------    ----------      ----------

    Total Assets                            $     182,337     $       66,917    $ (30,000)      $  219,254
                                            ==============    ==============    ==========      ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
         (DEFICIT)

Current Liabilities                         $      15,000     $      298,815                    $  313,815

Notes Payable                                           -             98,225    $ (30,000)          68,225
                                            --------------    --------------    ----------      ----------

    Total Liabilities                              15,000            397,040      (30,000)         382,040

Stockholder's Equity (Deficit)                     88,909           (330,123)                     (241,214)

Accumulated Other Comprehensive Income             78,428                  -                        78,428
                                            --------------    --------------    ----------      ----------

    Total Liabilities and Stockholder's     $     182,337     $       66,917    $ (30,000)      $  219,254
        Equity (Deficit)                    ==============    ==============    ==========      ==========


                      AMERICAN INTERNATIONAL VENTURES, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                    For the Years Ended May 31, 2000 and 1999

                                   American International
                                    Ventures, Inc.              TLM Industries, Inc.         Adjustments             Combined
                                   2000            1999         2000         1999          2000        1999     2000          1999
                                   ----------------------       --------------------      ------------------    --------------------
Sales                              $      -      $     -        $390,605    $267,006       $  -        $  -     $390,605   $267,006
Cost of Goods Sold                                               275,996     141,709          -           -      275,996    141,709
                                   ----------------------       --------------------      ------------------    --------------------
         Gross Profit                     -            -         114,609     125,297          -           -      114,609    125,297

Selling and Administrative Expenses  29,537       91,008         100,679      92,407          -           -      130,216    183,415
                                   ----------------------       --------------------      ------------------    --------------------

Operating Profit (Loss)             (29,537)     (91,008)         13,930      32,890          -           -      (15,607)   (58,118)

Other Income and Expense:
         Interest Expense                 -            -          (2,874)     (4,345)         -           -       (2,874)    (4,345)
                                   ----------------------       --------------------      ------------------    --------------------

Net Income (Loss)                  $(29,537)    $(91,008)       $ 11,056    $ 28,545      $   -        $  -     $(18,481)  $(62,463)
                                   ======================       ====================      ==================    ====================
Net Income (Loss) Per Share        $      -     $   (.01)       $      -    $      -      $   -        $  -     $      -   $   (.01)
                                   ======================       ====================      ==================    ====================


                      AMERICAN INTERNATIONAL VENTURES, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
           For the Nine Month Periods Ended February 28, 2001 and 2000

                                    American International
                                    Ventures, Inc.              TLM Industries, Inc.         Adjustments             Combined
                                   2000            1999         2000         1999          2000        1999     2000          1999
                                   ----------------------       --------------------      ------------------    --------------------
Sales                              $      -     $      -        $ 300,414   $301,525      $   -        $  -     $ 300,414  $301,525
Cost of Goods Sold                                                179,228    207,592          -           -       179,228   207,592
                                   ----------------------       --------------------      ------------------    --------------------
         Gross Profit                     -            -          121,186     93,933          -           -       121,186    93,933

Selling and Administrative Expenses 130,656       19,632          306,900     71,575          -           -       437,556    91,207
                                   ----------------------       --------------------      ------------------    --------------------

Operating Profit (Loss)            (130,656)     (19,632)        (185,714)    22,358          -           -      (316,370)    2,726

Other Income and Expense:
         Rental Income                    -            -           12,150          -          -           -        12,150         -
         Interest Expense                 -            -           (3,663)    (1,961)         -           -        (3,663)   (1,961)
                                   ----------------------       --------------------      ------------------    --------------------

Net Income(Loss) Before Inc Taxes  (130,656)     (19,632)        (177,227)    20,397          -           -      (307,883)      765

Income Tax Benefit                   40,402            -                                                           40,402
                                   ----------------------       --------------------      ------------------    --------------------
Net Income (Loss)                   (90,254)     (19,632)        (177,227)    20,397          -           -      (267,481)      765

Other Comprehensive Income           78,428            -                -          -          -           -        78,428         -
 (Net of Tax)
                                   ----------------------       --------------------      ------------------    --------------------
Net Income (Loss)                  $(11,826)    $(19,632)       $(177,227)  $ 20,397      $   -        $  -     $(189,053) $    765
                                   ======================       ====================      ==================    ====================
Net Income (Loss) Per Share        $   (.01)    $      -        $    (.02)  $      -      $   -        $  -     $    (.03) $      -
                                   ======================       ====================      ==================    ====================

     These schedules contain summary financial information extracted from the financial statements of February 28, 2001 and 2000 (unaudited) and May 31, 2000 and 1999, and are qualified in their entirety by reference to such financial statements.

     American International Ventures, Inc. (AIV) uses a May 31 fiscal year, whereas TLM Industries, Inc. (TLM) has used a calendar year. The statements of TLM were combined with those of AIV as follows:

     The TLM balance sheet of December 31, 2000 does not differ by more than 93 days from the February 28, 2001 balance sheet of AIV, so the two were combined.

     Statements of operations of TLM were prepared for years ended May 31, 2000 and 1999 by eliminating from the calendar year statements the results of the first five months of each year and adding the results of the first five months of the following year. These were combined with May 31 fiscal year statements of AIV.

     Statements of operations of TLM were prepared for the nine month periods ended February 28, 2001 and 2000 by eliminating from the calendar year statements the results of the first five months of each year and adding the results of first two months of the following year. These were combined with nine month statements of AIV.

     None of the periods were included more than once. The only excluded period was the statement of operations of TLM for the first five months of 1998. The sales and income of this period are presented below:

                           Sales                     $87,438

                           Net Income                 12,194

Exhibit Number     Description

  3(i)a. Certificate of Incorporation of GetToner.com, Inc. dated May 24, 2000. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on March 19, 2001).

  3(i)b. Certificate of Incorporation of TLM Industries, Inc. dated June 5, 2000. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on March 19, 2001).

  3(i)c. Certificate of Merger TLM Industries, Inc. and GetToner.com, Inc. dated March 7, 2001. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on March 19, 2001).

  3(ii)(a)         By-Laws of GetToner.com, Inc.

  10 (i) Share Exchange Agreement by and between American International Ventures, Inc. and TLM Industries, Inc. and the shareholders of TLM Industries, Inc. dated February 20, 2001. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on March 19,
                   2001).

  99(i)            Employment  Agreement by and between  American  International
                   Ventures, Inc., TLM Industries, Inc. and Dominic Taglialatella dated February 20, 2001. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on March 19, 2001).

  99(ii) Employment Agreement by and between American International Ventures, Inc., TLM Industries, Inc. and Anthony Lauro dated February 20, 2001. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on March 19, 2001).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.


                                       May 23, 2001
/s/ Jack Wagnenti
-----------------
    Jack Wagenti
    President